Exhibit 99.1
VCG HOLDING CORP. ANNOUNCES
2010 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
2010 Financial Results Overview
•	Q4 revenue of $13.6 million; FY 2010 revenue of $55.3 million

•	Q4 operating income of $1.7 million; FY 2010 operating income of $5.6 million

•	Q4 net income from continuing operations of $0.8 million, or $0.04 per share; FY 2010 net income from continuing operations of $2.0 million, or $0.09 per share

•	FY 2010 EBITDA of $7.4 million

•	Reduced debt by $5.8 million during FY 2010

•	Cash balance of $2.6 million at December 31, 2010
Denver, CO. — March 30, 2011 — VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced financial results for the fourth quarter and full year ended December 31, 2010 (see attached tables, including reconciliation tables).
Troy Lowrie, Chairman and Chief Executive Officer, stated, “We are pleased with our results for 2010, which reflect our success in introducing and cultivating new revenue streams, and strengthening our overall financial position. Cash flow from operations at December 31, 2010 was $7.8 million and free cash flow was $3.2 million. At December 31, 2010, we had reduced total debt to $24.9 million from $30.7 million at December 31, 2009, had access to liquidity of approximately $1.6 million, and a cash balance of $2.6 million.”
Fourth Quarter 2010 Financial Results
Total revenue for the fourth quarter of 2010 increased to $13.6 million from $13.0 million in the fourth quarter of 2009. Revenue increased due to higher sales of food and merchandise, higher service revenue, and increased other income, which offset a decline in sales of alcohol. The 14.7% increase in service revenue reflected continued patron acceptance of table side services, wristband access to special areas, table dances, and suite fees, all of which were introduced company-wide in 2009.
Cost of goods sold (the cost of alcohol, food and merchandise) was $1.5 million, or 26.6% of attributable revenue, compared to $1.5 million, or 25.1% of attributable revenue, in the fourth quarter of 2009.
Total operating expenses for the fourth quarter of 2010 were $11.8 million compared to total operating expenses of $14.4 million for the 2009 fourth quarter. Operating expenses in the 2009 fourth quarter included $1.8 million or $0.10 per share, in non-cash impairment charges related to licenses and goodwill at certain of VCG’s clubs, as well as higher legal and professional fees.
Advisory fees related to change in control were $0.3 million for the fourth quarter 2010, compared to $1.0 million in the fourth quarter 2009.
Operating income for the fourth quarter of 2010 was $1.7 million compared to an operating loss of $1.4 million in the fourth quarter of 2009. This improvement was due primarily to the effect of the above-referenced non-cash charges, change in control costs, and higher legal and professional fees.
Total interest expense declined to $0.7 million in the fourth quarter of 2010 from $0.8 million in the fourth quarter of 2009, reflecting the Company’s ongoing efforts to pay down debt.
Income from continuing operations, net of income taxes for the fourth quarter of 2010 was $0.8 million, or $0.04 per share, compared to a loss of $1.3 million, or ($0.08) per share, in the fourth quarter of 2009.
Net income for the fourth quarter of 2010 was $0.7 million, or $0.05 per share, compared to a net loss of $1.3 million, or ($0.08) per share, in the 2009 fourth quarter. Excluding the impairment charges and advisory fees related to change in control, net income for the 2009 fourth quarter was $1.4 million, or $0.08 per share.

2010 Financial Results
Total revenue for 2010 increased to $55.3 million from $53.2 million last year, due to higher sales of food and merchandise, higher service revenues, and increased other income, offsetting a decline in sales of alcohol.
Cost of goods sold (the cost of alcohol, food and merchandise) was $6.0 million, or 26.1% of attributable revenue, compared to $5.9 million, or 23.8% of attributable revenue last year.
Salaries and wages increased by $1.7 million, or 12.5%, compared to the same period in 2009. This increase was due to the additional commission paid to TLC employees, which corresponds to an increase in service revenue, increased supervisor salaries, the fee structure used to compensate entertainers in Minnesota and a severance payment made to a departing executive officer.
Total operating expenses for 2010 were $49.7 million, up from $48.3 million last year. Total operating expenses for 2010 included a $2.1 million acquisition indemnification claim expense related to the 2007 acquisition of the Raleigh, NC club. For 2009, total operating expenses included $1.8 million, or $0.10 per share, in non-cash impairment charges related to licenses and goodwill at VCG’s clubs and $0.3 million in other impairment charges.
Advisory fees related to change in control were $0.4 million for 2010 compared to $1.0 million in 2009.
Operating income for 2010 was $5.6 million compared to $4.9 million in 2009, which included the impact of the above-referenced charges and costs.
Total interest expense declined to $2.8 million for 2010 from $3.4 million in the comparable prior year period, for the reasons cited above.
Income from continuing operations, net of income taxes in 2010 was $2.0 million, or $0.09 per share, compared to $1.1 million, or $0.03 per share, last year.
As previously announced, on July 16, 2010, VCG sold its Jaguar’s Gold Club in Fort Worth, Texas to a wholly-owned subsidiary of Rick’s Cabaret International, Inc. The operations of Jaguar’s are reflected as discontinued operations on VCG’s Consolidated Statements of Income. Results for the twelve months ended December 31, 2010 included income from discontinued operations, net of tax, in the amount of $0.5 million, or $0.03 per diluted share. Results for the twelve months ended December 31, 2009 included income from discontinued operations, net of tax, in the amount of $0.1 million, or $0.01 per diluted share, associated with the Jaguar sale. Jaguar’s assets and liabilities as of December 31, 2009 have been reclassified to Assets of business held for sale and Liabilities of business held for sale, respectively, in VCG’s Consolidated Balance Sheet.
Net income for 2010 was $2.0 million, or $0.12 per share, compared to net income of $0.7 million, or $0.04 per share, last year.
EBITDA for 2010 was $7.4 million as compared to EBITDA of $8.0 million last year.
Potential Sale of the Company
A special meeting of shareholders of VCG will be held on April 11, 2011 at 1:30 p.m. Mountain Time at the Sheraton Denver West Hotel, located at 360 Union Boulevard, Lakewood, Colorado 80228. At the special meeting, shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger that VCG entered into on November 9, 2010, with Family Dog, LLC, a Colorado limited liability company, its wholly-owned subsidiary, FD Acquisition Co., VCG’s Chairman of the Board and Chief Executive Officer, Troy Lowrie, and VCG’s President and Chief Operating Officer, Micheal Ocello.
Information regarding the matters to be acted on at the special meeting are available in the proxy statement filed by VCG with the Securities and Exchange Commission on March 18, 2011.
VCG will not be hosting a conference call in connection with the issuance of 2010 fourth quarter and full year financial results in light of the proposed merger.

ABOUT VCG HOLDING CORP.
VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, without limitation, future financial performance and whether the parties to the merger agreement will successfully complete the merger. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous risks, uncertainties and factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on March 30, 2011, and other filings. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these risks, uncertainties and factors. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie	Devin Sullivan
Chief Executive Officer	Senior Vice President
(303) 934-2424	(212) 836-9608
tlowrie@vcgh.com	dsullivan@equityny.com

VCG Holding Corp.
Consolidated Balance Sheets

	December 31,
	2010	2009
Assets
Current Assets
Cash	$2,653,878	$2,677,440
Other receivables	198,035	254,333
Income taxes receivable	61,935	594,720
Inventories	855,419	920,192
Prepaid expenses	456,655	354,730
Current portion of deferred income tax asset	837,628	76,920
Assets of business held for sale	—	2,519,962

Total Current Assets	5,063,550	7,398,297

Property and equipment, net	20,742,386	21,016,179
Licenses, net	34,103,622	34,252,018
Goodwill, net	2,279,045	2,279,045
Trade names	452,000	452,000
Favorable lease rights, net	1,576,100	1,647,968
Non-compete agreements, net	8,000	22,000
Other long-term assets	197,592	241,993
Non-current portion of deferred income tax asset	2,464,817	3,841,673

Total Assets	$66,887,112	$71,151,173

Liabilities and Equity
Current Liabilities
Accounts payable — trade	$1,362,430	$1,750,940
Accrued expenses	4,576,654	1,930,049
Income taxes payable	27,395	67,917
Deferred revenue	139,851	110,010
Current portion of capitalized lease	16,664	—
Current portion of long-term debt	10,258,057	3,805,277
Current portion of long-term debt, related party	76,267	62,067
Current portion of unfavorable lease rights	217,116	217,116
Liabilities of business held for sale	—	1,488,157

Total Current Liabilities	16,674,434	9,431,533

Long-Term Liabilities
Deferred rent	2,154,158	1,521,140
Unfavorable lease rights, net of current portion	4,618,815	4,835,931
Capital lease, net of current portion	87,845	—
Long-term debt, net of current portion	7,439,373	19,751,021
Long-term debt, related party, net of current portion	7,044,504	7,129,018

Total Long-Term Liabilities	21,344,695	33,237,110

Equity
Common stock $.0001 par value; 50,000,000 shares authorized;16,292,071 (2010) and 17,310,723 (2009) shares issued and outstanding	1,629	1,731
Additional paid-in capital	50,275,118	51,932,082
Accumulated deficit	(24,948,814)	(26,996,863)

Total VCG Stockholders’ Equity	25,327,933	24,936,950
Noncontrolling interests in consolidated partnerships	3,540,050	3,545,580

Total Equity	28,867,983	28,482,530

Total Liabilities and Equity	$66,887,112	$71,151,173

VCG Holding Corp.
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	December 31,
	2010	2009	2010	2009
Revenue
Sales of alcoholic beverages	$4,982,118	$5,373,856	$21,009,283	$22,808,436
Sales of food and merchandise	496,727	474,032	2,006,147	1,844,738
Service revenue	7,354,549	6,413,091	29,176,688	25,560,047
Other income	742,661	728,614	3,077,843	2,988,684

Total Revenue	13,576,055	12,989,593	55,269,961	53,201,905

Operating Expenses
Cost of goods sold	1,458,891	1,466,681	5,999,135	5,877,337
Salaries and wages	3,835,699	3,575,486	15,615,313	13,874,720
Acquisition indemnification claim	(134)	—	2,134,866	—
Other general and administrative:
Taxes, permits and licenses	726,902	550,696	3,072,768	3,250,176
Charge card and bank fees	199,255	193,351	736,566	787,087
Rent	1,486,059	1,457,820	5,855,941	5,611,343
Legal fees	203,847	587,292	1,440,466	1,456,463
Other professional fees	440,279	552,940	2,385,983	2,614,981
Advisory fees related to change in control proposals	270,972	953,517	407,737	953,517
Advertising and marketing	817,820	692,746	2,772,839	2,627,948
Insurance	449,853	376,325	1,774,048	1,595,043
Utilities	234,111	217,283	982,760	971,962
Repairs and maintenance	290,754	423,257	1,105,656	1,229,399
Other	993,783	1,148,600	3,736,109	3,824,695
Impairment of building and land	—	—	—	268,000
Impairment of indefinite-lived intangible assets	—	1,741,000	—	1,741,000
Impairment of goodwill	—	17,000	—	17,000
Depreciation and amortization	420,639	399,278	1,685,610	1,593,655

Total Operating Expenses	11,828,730	14,353,272	49,705,797	48,294,326

Income (loss) from Operations	1,747,325	(1,363,679)	5,564,164	4,907,579

Other Income (Expenses)
Interest expense	(518,805)	(594,804)	(2,098,431)	(2,746,503)
Interest expense, related party	(177,879)	(180,046)	(719,579)	(710,113)
Interest income	1,520	2,810	6,927	7,382
Gain (loss) on sale of assets	(57)	(17,306)	968	(74,669)

Total Other Expenses	(695,221)	(789,346)	(2,810,115)	(3,523,903)

Income Before Income Taxes	1,052,104	(2,153,025)	2,754,049	1,383,676

Income tax expense (benefit) — current	71,354	(214,862)	171,454	(133,808)
Income tax expense (benefit) — deferred	167,546	(674,293)	578,546	435,808

Total Income Tax Expense (benefit)	238,900	(889,155)	750,000	302,000

Income From Continuing Operations, net of Income Taxes	813,204	(1,263,870)	2,004,049	1,081,676

Income From Discontinued Operations, net of Income Taxes	47,577	33,758	520,389	130,732

Profit of Consolidated and Affiliated Companies	860,781	(1,230,112)	2,524,438	1,212,408
Net Income Attributable to Noncontrolling Interests	(119,068)	(81,875)	(476,389)	(476,717)

Net Income Attributable to VCG	$741,713	$(1,311,987)	$2,048,049	$735,691

Earnings Per Share
Continuing Operations:
Basic and fully diluted income per share attributable to VCG’s stockholders	$0.04	$(0.08)	$0.09	$0.03
Discontinued Operations:
Basic and fully diluted earnings per share attributable to VCG’s stockholders	$0.00	$0.00	$0.03	$0.01
Net Income Attributable to VCG Stockholders:	$0.05	$(0.08)	$0.12	$0.04
Basic and fully diluted weighted average shares outstanding	16,292,071	17,321,213	16,805,951	17,541,376

VCG Holding Corp.
Consolidated Statements of Cash Flows
For the years ended

	December 31,
	2010	2009
Operating Activities
Profit of consolidated and affiliated companies	$2,524,438	$1,212,408
Adjustments to reconcile profit of consolidated and affiliated companies to net cash provided by operating activities:
Impairment of building and land	—	268,000
Impairment of goodwill	—	17,000
Impairment of indefinite lived intangible assets	—	1,741,000
Depreciation	1,737,248	1,695,277
Amortization of non-compete agreements	14,518	17,035
Amortization of leasehold rights and liabilities, net	(178,102)	(212,342)
Amortization of loan fees	65,661	216,205
Stock-based compensation expense	72,922	244,383
Deferred income taxes	764,543	465,896
(Gain) Loss on disposition of assets	(817,002)	74,669
Accrued interest added to long-term debt	160,605	243,901
Write-off uncollectible deposits	—	7,151
Changes in operating assets and liabilities:
Income taxes and other receivables	589,082	(287,894)
Inventories	60,322	22,767
Prepaid expenses	(101,925)	(72,245)
Accounts payable — trade and accrued expenses	2,258,095	576,380
Income taxes payable	(40,522)	67,917
Deferred revenue	9,841	555
Deferred rent	661,969	783,165

Net cash provided by operating activities	7,781,693	7,081,228
Investing Activities
Proceeds from divestiture of a club	1,000,000	—
Additions to property and equipment	(1,200,772)	(1,454,478)
Deposits	18,740	(19,444)
Proceeds from sale of assets	4,200	238,241

Net cash used in investing activities	(177,832)	(1,235,681)
Financing Activities
Proceeds from debt	100,000	1,212,115
Payments on debt	(5,757,891)	(4,152,700)
Proceeds from related party debt	200,000	25,099
Payments on related party debt	(355,958)	(912,843)
Net borrowing (payments) on revolving line of credit	(370,000)	(90,000)
Payment on capitalized leases	(6,412)	(19,111)
Loan fees paid	(40,000)	(78,724)
Repurchase of stock	(935,243)	(869,392)
Distributions to noncontrolling interests	(481,919)	(491,611)

Net cash used in financing activities	(7,647,423)	(5,377,167)
Net increase (decrease) in cash	(43,562)	468,380
Cash beginning of period	2,677,440	2,209,060

Cash end of period	$2,633,878	$2,677,440

Supplemental cash flow information:
Income taxes paid in cash	$319,788	$225,972
Interest paid in cash	$2,529,453	$3,067,195
Non-cash divestiture activities:
Common stock received as partial consideration for Golden	$794,745
Fair value of liabilities transferred to buyer		$1,771,854
Issuance of note receivable to buyer		$322,963
Non-cash investing and financing activities:
Acquisition of vehicles through capital leases and loans	$204,984

VCG Holding Corp.
EBITDA Reconciliation

	For The Year Ended
	December 31,
	2010	2009
Net Income attributable to VCG stockholders	$2,048,049	$735,691
Add back:
Depreciation	1,737,248	1,695,277
Amortization of non-compete agreements	14,518	17,035
Amortization of leasehold rights and liabilities, net	(178,102)	(212,342)
Interest expense	2,818,010	3,456,616
Total income tax expense	944,345	339,000

EBITDA before non-cash impairment charges	$7,384,068	$6,031,277
Add back:
Total non-cash impairment charges	—	2,026,000

Total excluding non-cash impairment charges	$7,384,068	$8,057,277

Total revenue (excluding discontinued operations)	$55,269,961	$53,201,905
EBITDA as a percentage of revenue	13.4%	15.1%
Calculation of Free Cash Flow

	For The Year Ended
	December 31,
	2010	2009
EBITDA (excluding non-cash impairment charges)	$7,384,068	$8,057,277
Less:
Interest expense	2,818,010	3,456,616
Current income tax	179,803	(126,896)
Capital expenditures	1,200,772	1,454,478

Free Cash Flow	$3,185,483	$3,273,079